NVR, Inc.                                                           Exhibit 12.1
Fixed Charge Coverage Ratios
Consolidated

                                             Nine                                              Three         Nine
                                          Months Ended    Year        Year        Year      Months Ended  Months Ended
                                          September 30,  Ended       Ended       Ended      December 31,  September 30,
                                             1997         1996        1995        1994         1993          1993         1992
                                          ------------  --------    ---------   --------    -----------   ------------  ---------
Consolidated
Fixed Charges
---------------------------------------
Interest Expense - Homebuilding               $12,257   $16,611      $17,166    $20,208        $ 5,281        $ 5,573    $20,608
Interest Expense - Mortgage Banker              2,333     2,249        2,090      2,364          1,557          2,296      3,874
Interest Expense - LPFS                         1,787     6,398        8,124     14,319          4,785         18,787     40,296
Capitalized interest amortized to COS                         0            0          0              0          8,438     14,100
Change in capitalized interest                      0         0            0          0              0         (4,700)    (4,300)
                                          ------------  --------    ---------   --------    -----------   ------------  ---------
                                              $16,377   $25,258      $27,380    $36,891        $11,623        $30,394    $74,578
                                          ============  ========    =========   ========    ===========   ============  =========

Pre-tax income from continuing operations     $44,751   $25,781      $16,400    $22,161        ($9,089)       ($9,130)   ($9,674)
Add : Net decrease (increase) in
      Capitalized interest                          0         0            0          0              0          4,700      4,300
Add: Fixed charges                             16,377    25,258       27,380     36,891         11,623         30,394     74,578
                                          ------------  --------    ---------   --------    -----------   ------------  ---------
Earnings before fixed charges                 $61,128   $51,039      $43,780    $59,052        $ 2,534        $25,964    $69,204
                                          ============  ========    =========   ========    ===========   ============  =========
Ratio                                             3.7       2.0          1.6        1.6      Deficient      Deficient   Deficient
                                          ============  ========    =========   ========    ===========   ============  =========

Deficiency in dollars                                                                          $ 9,089        $ 4,430    $ 5,374
                                                                                            ===========   ============  =========

NVR, Inc.                                                           Exhibit 12.1
Fixed Charge Coverage Ratios
Homebuilding Operations

                                               Nine                                              Three         Nine
                                             Months Ended    Year         Year        Year     Months Ended  Months Ended
                                             September 30,   Ended       Ended       Ended     December 31,  September 30,
                                                1997         1996        1995        1994         1993          1993         1992
Excluding Financial Sevices                  ----------   ----------   ---------   ---------   ------------  ------------  ---------
     and reorganization items
Fixed Charges
--------------------------------------
Interest Expense - Homebuilding                $12,257      $16,611     $17,166     $20,208        $5,281       $5,573      $20,608
Capitalized interest amortized to COS                0            0           0           0             0        8,438       14,100
Change in capitalized interest                       0            0           0           0             0       (4,700)      (4,300)

                                             ----------   ----------   ---------   ---------   -----------   ----------   ----------
                                               $12,257      $16,611     $17,166     $20,208        $5,281       $9,311      $30,408
                                             ==========   ==========   =========   =========   ===========   ==========   ==========



Pre-tax income from continuing operations      $41,640      $46,114     $32,247     $22,253       ($5,227)     $11,645      ($1,073)
Add: Net decrease (increase) in
     Capitalized interest                            0            0           0           0             0        4,700        4,300
Add: Fixed charges                              12,257       16,611      17,166      20,208         5,281        9,311       30,408
                                             ----------   ----------   ---------   ---------   -----------   ----------   ----------
Earnings before fixed charges                  $53,897      $62,725     $49,413     $42,461           $54      $25,656      $33,635
                                             ==========   ==========   =========   =========   ===========   ==========   ==========

Ratio                                           4.4          3.8         2.9         2.1       Deficient        2.8          1.1
                                             ==========   ==========   =========   =========   ===========   ==========   ==========

Deficiency in dollars                                                                            $5,227
                                                                                               ===========